EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Electro Scientific Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-58292, 33-65477, 333-35927, 333-84552 and 333-88727) on Form S-3 and registration statements (Nos. 2-91731, 33-2623, 33-2624, 33-34098, 33-37148, 33-46970, 33-70584, 33-63705, 333-16485, 333-16487, 333-29513, 333-35917, 333-46443, 333-55060, 333-67356 and 333-88411) on Form S-8 of Electro Scientific Industries, Inc. (the Company) of our report dated June 28, 2004, with respect to the consolidated balance sheets of Electro Scientific Industries, Inc. as of May 29, 2004 and May 31, 2003, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended May 29, 2004, and all related financial statements schedules, which report appears in the May 29, 2004, annual report on Form 10-K of Electro Scientific Industries, Inc.

/s/ KPMG LLP
Portland, Oregon

July 28, 2004